UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	RRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2020, R. R. Donnelley & Sons Company (the “Company”) entered into an Indenture, dated as of June 18, 2020 (the “New Notes Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 18, 2020 (the “New Notes Supplemental Indenture” and, together with the New Notes Base Indenture, the “New Notes Indenture”), between the Company and the Trustee, governing the Company’s $244,949,000 8.250% Senior Notes due 2027 (the “New Notes”). The Company did not receive any proceeds from the issuance of the New Notes.

The New Notes were issued in connection with the Company’s previously announced offer to exchange (the “Exchange Offers”) up to $300 million of New Notes for certain of its outstanding debt securities (the “Old Notes”) pursuant to the terms and conditions set forth in the Company’s prospectus, dated June 16, 2020, filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2020.

The New Notes are senior unsecured obligations of the Company and are not guaranteed. The New Notes rank equally with the Company’s other unsecured and unsubordinated debt obligations. Interest is payable on the New Notes semi-annually in arrears at an annual rate of 8.250%, on January 1 and July 1 of each year, beginning on January 1, 2021. The New Notes will mature on July 1, 2027.

At any time prior to July 1, 2023, the Company may redeem some or all of the New Notes at a price equal to 100% of the principal amount to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after July 1, 2023, the Company may redeem some or all of the New Notes at the following redemption prices during the 12-month period after July 1 of the relevant year, plus accrued and unpaid interest, if any, to, but not including, the redemption date: 2023 (106.188%), 2024 (104.125%), 2025 (102.063%) and 2026 (100.000%).

The New Notes Indenture contains covenants, subject to customary exceptions and qualifications, that limit the ability of the Company and its restricted subsidiaries to, among other things:

•	incur liens;

•	enter into sale and leaseback transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets.

In addition, if, on or following the issue date of the New Notes, any indebtedness of the Company and/or any “restricted subsidiary” (as defined in the Company’s term loan facility) with an outstanding aggregate principal amount in excess of $10.0 million is secured on a junior lien basis to the Company’s term loan facility or asset based lending credit facility, then within 15 business days of the provision of such security, the Company will be required to cause the New Notes to be secured on an equal and ratable basis with such indebtedness for so long as such indebtedness is so secured.

The New Notes Indenture also provides for customary events of default for issuances of this type.

In conjunction with the Exchange Offers, the Company solicited consents (the “Consent Solicitations”) from holders of each series of Old Notes (“Consents”) to certain proposed amendments to each indenture governing the Old Notes to eliminate substantially all of the restrictive covenants, modify covenants regarding mergers and consolidations, eliminate certain events of default, and modify or eliminate certain other provisions contained therein (the “Proposed Amendments”). The Company received the requisite Consents from holders of the Company’s 6.500% Senior Notes due 2023 (the “Old 2023 Notes”).

On June 18, 2020, the Company entered into an Eleventh Supplemental Indenture, dated as of June 18, 2020 (the “Old 2023 Notes Supplemental Indenture”), to the Indenture, dated as of January 3, 2007, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as amended by the

Ninth Supplemental Indenture, dated as of November 12, 2013, giving effect to the Proposed Amendments with respect to the Old 2023 Notes.

The foregoing description of the New Notes Base Indenture, the New Notes Supplemental Indenture and the Old 2023 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to each such document. Copies of the New Notes Base Indenture, the New Notes Supplemental Indenture and the Old 2023 Notes Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the New Notes Indenture and New Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On June 17, 2020, the Company issued a press release announcing the expiration and final results of the Exchange Offers and Consent Solicitations. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously described in the Company’s Current Report on Form 8-K, filed with the SEC on May 19, 2020, in connection with the Exchange Offers and Consent Solicitations, the Company entered into a privately negotiated agreement with the largest holder (the “Supporting Holder”) of its outstanding senior notes. pursuant to which the Company agreed to exchange (the “Private Exchange”) all of the Supporting Holder’s approximately $23.5 million aggregate principal amount of 6.625% Debentures due 2029 and 8.820% Debentures due 2031 for approximately $21.2 million aggregate principal amount of the Company’s existing 8.50% Senior Notes due 2029. The Company completed the Private Exchange on June 19, 2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of June 18, 2020, between the Company and U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of June 18, 2020, between the Company and U.S. Bank National Association, as trustee

4.3	Form of 8.250% Senior Notes due 2027 (included in Exhibit 4.2)

4.4	Eleventh Supplemental Indenture to the Indenture, dated as of January 3, 2007, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee

99.1	Press Release issued by the Company on June 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer

Date: June 19, 2020